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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 5, 2015
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California	91521
(Address of principal executive offices)	(Zip Code)
(818) 560-1000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)(1) The Company has entered into a new employment agreement with Thomas O. Staggs, pursuant to which he has agreed to serve as Chief Operating Officer of the Company.
The new employment agreement for Mr. Staggs (the “Staggs Agreement”) was entered into on February 5, 2015 and has a stated term commencing as of February 4, 2015 and ending on June 30, 2018.
Under the Staggs Agreement, Mr. Staggs will serve as the Chief Operating Officer of the Company. The Staggs Agreement provides that Mr. Staggs will receive an annual salary of $2,000,000, commencing as of February 4, 2015, and that for each year thereafter the annual salary for Mr. Staggs will be determined by the Company in its sole discretion but shall not be less than $2,000,000. The Staggs Agreement provides that Mr. Staggs is also eligible for an annual, performance-based bonus under the Company’s applicable annual incentive plan (currently, the Company’s Management Incentive Bonus Program) and that the Compensation Committee will set a target bonus each year of not less than 250% of the annual base salary for Mr. Staggs as expected to be in effect at the end of the fiscal year. The actual amount payable to Mr. Staggs as an annual bonus will be dependent upon the achievement of performance objectives, which will be substantially the same as the objectives established under the plan for other executive officers of the Company. Depending on performance, the actual amount payable as an annual bonus to Mr. Staggs may be less than, greater than or equal to the stated target bonus (and could be zero).
The Agreement also provides that Mr. Staggs is entitled to participate in the Company’s equity-based long-term incentive plans and programs generally made available to executive officers of the Company and that for each fiscal year during the term of the Agreement, Mr. Staggs will be granted a long-term incentive award having a target accounting value of four times his annual base salary as expected to be in effect at the end of the fiscal year, with the Compensation Committee of the Board retaining discretion to adjust the target value of the award in any fiscal year based on its evaluation of Mr. Staggs’s performance and/or any economic, financial or market conditions affecting the Company. Fifty percent of the value of the award shall be in the form of stock options and 50% in the form of performance-based restricted stock units. The awards will be subject to substantially the same terms and conditions (including vesting and performance conditions) as will be established for other executive officers of the Company in accordance with the Board’s policies for the grant of equity-based awards, as in effect at the time of the award. The awards do not guarantee Mr. Staggs any minimum amount of compensation. The actual amounts payable to Mr. Staggs in respect of such opportunities will be determined based on the extent to which any performance conditions and/or service conditions applicable to such awards are satisfied and on the value of the Company’s stock. Accordingly, Mr. Staggs may receive compensation in respect of any such award that is greater or less than the stated target value, depending on whether, and to what extent, the applicable performance and other conditions are satisfied, and on the value of the Company’s stock.
To bring his equity awards for 2015 into alignment with the terms of the Staggs Agreement, Mr. Staggs is receiving an award of options and performance-based restricted stock units with a value of $2,392,707, which, when added to the award received by Mr. Staggs earlier in this fiscal year will bring the accounting value of his equity awards for fiscal 2015 up to four times his annual base salary under the Staggs agreement. Half of the value of this award is in the form of stock options and half is in the form of performance-based restricted stock units.
Under the Agreement, Mr. Staggs is entitled to participate in employee benefits and perquisites generally made available to executive officers of the Company.
Under the Agreement, Mr. Staggs’s employment may be terminated by the Company for “cause,” which is defined to include gross negligence, gross misconduct, willful nonfeasance or a willful material breach of the Agreement.
Mr. Staggs has the right to terminate his employment for “good reason,” which is defined as (i) a reduction in any of Mr. Staggs’s base salary, annual target bonus opportunity or annual target long-term incentive award opportunity (other than as adjusted by Compensation Committee as described above); (ii) removal from Mr. Staggs’s position as Chief Operating Officer; (iii) a material reduction in Mr. Staggs’s duties and responsibilities; (iv) the assignment to Mr. Staggs of duties that are materially inconsistent with his position or duties or that materially impair his ability to function in his current position or any other position in which he is then serving; (v) relocation of Mr. Staggs’s principal office to a location that is more than 50 miles outside of the greater Los Angeles area; or (vi) a material breach of any provision of the Agreement by the Company. Following a change in control of the Company, as defined in the Company’s stock plans, good reason also includes any event that is a triggering event as defined in the plans. A triggering event is defined to include a termination of employment by the Company other than for “cause” or a termination of employment by the participant following a reduction in position, pay or other “constructive termination.”
Under the Agreement, in the event that Mr. Staggs’s employment is terminated by the Company without “cause” or by Mr. Staggs for “good reason,” Mr. Staggs will be entitled to termination benefits, which include the following: (i) a lump sum payment of the base salary that would have been payable over the remaining term of the Agreement, (ii) a pro-rated bonus for the year of termination (any prior-year bonus not yet paid at time of termination is also paid), and (iii) Mr. Staggs’s outstanding unvested stock options and outstanding unvested restricted stock unit awards that could vest in accordance with their scheduled vesting provisions if Mr. Staggs’s employment had continued through the remaining term of the Agreement will be eligible to vest at the same time and subject to the same performance conditions as though Mr. Staggs continued in the Company’s employ through the end of the term, and all stock options shall remain exercisable to the same extent as if Mr. Staggs’s employment had continued through the term of the Agreement. However, the Agreement provides that, unless necessary to preserve the tax deductibility of the compensation payable in respect of restricted stock units, the Company will waive any performance conditions related to performance in future fiscal years that were imposed primarily to permit the Company to claim a tax deduction for the compensation payable in respect of such units.
To qualify for the foregoing cash severance benefit, pro-rated bonus (and prior-year bonus, if not already paid), opportunity to vest in unvested equity awards and extended exercisability of stock options following an involuntary termination by the Company without cause, or a termination by Mr. Staggs for good reason, Mr. Staggs must execute a release in favor of the Company and agree to provide the Company with certain consulting services for a period of six months after his termination (or, if less, for the remaining term of the Agreement). Additionally, during the period of these consulting services, Mr. Staggs must also agree not to provide any services to entities that compete with any of the Company’s business segments.
The foregoing description is qualified by reference to the terms of the Staggs Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
(e)(2) On February 4, 2015, the Company amended the Employment Agreement dated as of September 27, 2013, with Alan N. Braverman (as amended, the “Braverman Agreement”) to extend the period during which Mr. Braverman would remain employed with the Company and serve as Senior Executive Vice President, General Counsel and Secretary from March 31, 2016 to March 31, 2018 and to establish his minimum salary as $1,500,000. Except for this extension of the term and the revision of the minimum salary, the remaining terms of the Braverman Agreement remain unchanged.
The foregoing description is qualified by reference to the terms of the Amendment to the Braverman Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit 10.1	Employment Agreement dated as of February 4, 2015 between the Company and Thomas O. Staggs

Exhibit 10.2	Amendment dated February 4, 2015 to the Employment Agreement dated as of September 27, 2013 between the Company and Alan N. Braverman

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: February 5, 2015